SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported):

July 26, 2007

J.B. HUNT TRANSPORT SERVICES, INC.

(Exact name of registrant as specified in its charter)

Arkansas	0-11757	71-0335111
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(IRS Employer Identification No.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

ITEM 2.03.                        CREATION OF A DIRECT FINANCIAL OBLIGATION

On July 26, 2007, we sold $200 million of 6.08% Senior Notes (Notes), which are due July 26, 2014, to various purchasers through a private placement offering pursuant to our Master Note Purchase Agreement dated July 15, 2007.  The Agreement describes the terms and conditions of the Notes, which include requirements to maintain certain covenants and financial ratios.  Proceeds from the Notes will be utilized to purchase shares of our common stock, pay down existing debt on our revolving credit facilities and finance capital expenditures for revenue equipment.  The Notes were issued at par value.  Principal payments in the amount of $50 million are due July 26, 2012 and July 26, 2013, with the remainder due upon maturity.  Interest payments are due semi-annually, with the first payment due January 26, 2008.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

10.1   Master Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 30th day of July 2007.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

BY:	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and
Administration,
Chief Financial Officer

BY:	/s/ Donald G. Cope
Donald G. Cope
Senior Vice President, Controller,
Chief Accounting Officer